UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2008

ESCALADE, INCORPRATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290

(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Under the terms of the Employment Offer Letter dated July 23, 2007 which was issued to Mr. Robert Keller incident to becoming President and CEO of Escalade, Incorporated on August 1, 2007, the Company agreed to provide reimbursement of specific costs associated with Mr. Keller’s relocation to Evansville, Indiana. As a result of adverse real estate market conditions beyond his control, Mr. Keller was unable to sell his existing residence in Atlanta, Georgia for the price originally envisioned at the time the Employment Offer Letter was issued. Based on the recommendation of the Compensation Committee, the independent members of the Board of Directors approved the payment of an additional $70,000 in relocation benefits to compensate Mr. Keller for a portion of the lost home equity based on the actual sales price of his Atlanta residence.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: June 30, 2008	ESCALADE, INCORPORATED

	By:	/s/ Terry D. Frandsen

Vice President and Chief Financial Officer